EXHIBIT 4.2.15

                                  AMENDMENT OF
                               1992 NOTE AGREEMENT


         This Amendment, entered into as of December 12, 2000, by and among CONE MILLS CORPORATION (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Noteholder").

         WHEREAS, the parties hereto have executed and delivered that certain Note Agreement dated as of August 13, 1992 (as previously amended and as it may be further amended, modified or supplemented, the "Note Agreement");

         WHEREAS, the Company has requested a modification of the definition of "Consolidated Net Worth" in the Note Agreement;

         WHEREAS, Noteholder is willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Paragraph 10B of the Note Agreement. The definition of "Consolidated Net Worth" in Paragraph 10B is amended in its entirety to read as follows:

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Company and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Effective Date due to revaluation of assets, including without limitation any FASB 133 Adjustment): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), plus (iv) the after-tax amount of the charges associated with the closure of the Company's Raytex facility not to exceed $45,000,000 of pre-tax changes incurred by December 31, 2000, minus (v) the amount of any treasury stock, minus (vi) (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

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         2. Consent. The Noteholder hereby consents to the release of Cone
Global Finance Corp., a California corporation ("Cone Global"), as a Guarantor and a party to any Security Document executed by it, provided that Cone Global shall be dissolved within ninety (90) days of the date hereof. It shall be an Event of Default if Cone Global is not dissolved by the end of such ninety (90) day period.

         3. Conditions of Effectiveness. This Amendment shall become effective when, and only when,

         (a) The Noteholder shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Noteholder:

            (i) executed originals of this Amendment; and

            (ii) a duly executed amendment to the Credit Agreement;

         (b) The Company shall have paid all costs and expenses (including legal fees) incurred by the Noteholder;

         (c) Such other documents, instruments, approvals or opinions as the Noteholder may reasonably request;

         (d) An original Sixth Amendment to Securitization Agreements among Cone Receivables II LLC, the Company, Cone Foreign Trading LLC, Redwood Receivables Corporation, and General Electric Capital Corporation permitting the incurrence of the charges associated with the closing of the Company's Raytex facility described in the amended definition of "Consolidated Net Worth" set forth in
Section 1 of this Amendment; and

         (e) The representations and warranties contained herein shall be true on and as of the date hereof, there shall exist on the date hereof, no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since July 14, 2000; and the Company shall have delivered to the Noteholder an Officer's Certificate to such effect.

4.       Representations and Warranties.

         (a) The Company hereby repeats and confirms each of the representations and warranties made by it in the Credit Agreement (it being understood that any reference to (i) Lender includes the Noteholder, and (ii) Loan Documents includes the Note Agreement, as amended hereby, and the Notes) and in paragraph 8H of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

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         (b) The Company further represents and warrants as follows:

            (i) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

            (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

            (iii) This Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment, or the Notes.

         5. Consent to Amendment of Credit Agreement. The Required Holders hereby consent to the amendment of Section 1.1 of the Credit Agreement as set forth in Amendment No. 2 to Credit Agreement dated December 12, 2000.

         6. Miscellaneous.

         6A. Reference to and Effect on the Note Agreement.

         (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

         (b) Except as specifically amended above, the Note Agreement and the Notes, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a

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Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

         6B. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 6B.

         6C. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         6D. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         6E. No Default or Claims; Waiver. To induce the Noteholder to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, (i) no Default or Event of Default exists, (ii) no right of offset, recoupment, defense, counterclaim, claim or objection exists in favor of the Company arising out of or with respect to any of the Notes or other obligations of the Company owed to any holder of a Note, and (iii) the Noteholder has acted in good faith and has conducted its relationships with the Company in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Note Agreement, the Company hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.


                           [Signatures on Next Page.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      CONE MILLS CORPORATION


                                      By /s/ Gary L. Smith
                                           Name:  Gary L. Smith
                                           Title:  Executive Vice President and
                                                  Chief Financial Officer


                                      THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA


                                      By  /s/ Robert R. Derrick
                                           Name:  Robert R. Derrick
                                           Title:  Vice President



              December, 2000 Amendment to Cone Mills Note Agreement


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Agreed and accepted and hereby confirming and ratifying its obligations under its respective Guaranty Agreement:

CONE GLOBAL FINANCE CORP.


By  /s/ Gary L. Smith
     Name:  Gary L. Smith
     Title:  Vice President


CIPCO S.C., INC.


By  /s/ Gary L. Smith
     Name:  Gary L. Smith
     Title:  Vice President


CONE FOREIGN TRADING LLC

By  /s/ Gary L. Smith
     Name:  Gary L. Smith
     Title:  Executive Vice President & CFO

              December, 2000 Amendment to Cone Mills Note Agreement